UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

Vycor Medical, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3651 FAU Blvd., Boca Raton, FL		33431

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-558-2000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective as of November 22, 2011, the board of directors of Vycor Medical, Inc. (the “Company or “Vycor”) appointed Oscar Bronsther, M.D., F.A.C.S. a director of the Company, which will bring the total number of directors serving the Company to eight.  The following is Dr. Bronsther’s biography:

Oscar Bronsther, M.D., F.A.C.S  (49) Dr. Bronsther is currently Clinical Professor at George Washington University, Washington, DC and has served in that capacity since 2002.  He had previously served as an Associate Professor at the University of Rochester, Rochester, NY (1994-2001), University of Pittsburgh, Pittsburgh, PA (1989-1994) and University of California San Diego (1984). He also serves as the Chairman, Section of General Surgery at Inova Fairfax Hospital.  Since 2002, he has served as a Board Member, National Board Member and Director of Transplant Services of Kaiser Permanente Medical Group.  Dr. Bronsther is a graduate of the University of Rochester (B.A. 1973) and Downstate Medical Center, Brooklyn, N.Y. (M.D. 1978).  He did post-graduate work at Downstate Medical Center (Research Assistant 1975; Kidney Transplant Fellowship 1983-1984), Mount Sinai Medical Center, New York, N.Y (Residency 1978-1983) and Children’s Hospital Medical Center, Boston, MA (Research Fellowship 1980-1981). He resides in Potomac, MD.

Dr. Bronsther will serve until their his successor is appointed or the next stockholders’ meeting where directors are elected.  Dr. Bronsther is entitled to receive as director compensation $5,000 in cash or stock at the option of the company per quarter.  It has not yet been determined whether Dr. Bronsther will serve on any specific committees of the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

None

(d) Exhibits

99.1

Press Release dated November 29, 2011 relative to the appointment of Dr. Oscar Bronsther as a director of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

/s/ David Cantor

By:________________________

Name:

David Cantor

Title:

President

Dated:

November 29, 2011